Exhibit 3.67

ARIZONA CORPORATION COMMISSION

CORPORATIONS DIVISION

Phoenix Address:	1300 West Washington	Tucson Address:	400 West Congress
	Phoenix, Arizona 85007-2929		Tucson, Arizona 85701-1347

PROFIT

CERTIFICATE OF DISCLOSURE

A.R.S. §10-202.D

Arizona Radiation Therapy Management Services, Inc.
EXACT CORPORATE NAME

A.  Has any person serving either by election or Appointments an officer, director, trustee, incorporator and persons controlling or holding over 10% of the issued and outstanding common shares or 10% of any other proprietary, beneficial or membership interest in the corporation:

1.               Been convicted of a felony involving a transaction in securities, consumer fraud or antitrust in any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate?

2.               Been convicted of a felony, the essential elements of which consisted of fraud, misrepresentation, theft by false pretenses, or restraint of trade or monopoly in any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate?

3.               Been or are subject to an injunction, judgment, decree or permanent order of any state or federal court entered within the seven-year period immediately preceding the execution of this Certificate wherein such injunction, judgment, decree or permanent order:

(a)          Involved the violation of fraud or registration provisions of the securities laws of that jurisdiction?; or

(b)         Involved the violation of the consumer fraud laws of the jurisdiction?; or

(c)          Involved the violation of the antitrust or restraint of trade laws of that jurisdiction?

Yes ☐ No ☒

B.  IF YES, the following information MUST be attached:

1.	Full name, prior name(s) and aliases, if used.	6.	Social Security number.
2. 3. 4.	Full birth name. Present name address. Prior addresses (for immediate preceding 7-year period).	7.	The nature and description of each conviction or judicial action, date and location, the court and public agency involved and file or cause number of case.
5.	Date and location of birth.

C.             Has any person serving as an officer, director, trustee, incorporator of the corporation served in any such capacity or held or controlled over 20% of the issued and outstanding common shares or 20% of any other proprietary, beneficial or membership interest in any other corporation which has been placed in bankruptcy, receivership or had its charter revoked, or administratively or judicially dissolved by any state or jurisdiction?

Yes ☐ No ☒

IF YOUR ANSWER TO THE ABOVE QUESTION IS “YES”, YOU MUST ATTACH THE FOLLOWING INFORMATION FOR EACH CORPORATION:

1.	Name and address of the corporation.	3.	State(s) in which the corporation:
2.	Full name (including aliases) and address of each person involved.	4.	(a) Was incorporated. (b) Has transacted business. Dates of corporate operation.
		5.	Date and case number of Bankruptcy or date of revocation/administrative dissolution.

D. The fiscal year end adopted by the corporation is 12/31.

Under penalties of law, the undersigned incorporator(s)/officer(s) declare(s) that I(we) have examined this Certificate, including any attachments, and to the best of my(our) knowledge and belief it is true, correct and complete, and hereby declare as indicated above. THE SIGNATURE(S) MUST BE DATED WITHIN THIRTY (30) DAYS OF THE DELIVERY DATE.

BY	Darren Kelly			BY

PRINT NAME	Darren Kelly			PRINT NAME

TITLE	INCORPORATOR	DATE	4/19/05	TITLE	DATE

DOMESTIC CORPORATIONS: ALL INCORPORATORS MUST SIGN THE INITIAL CERTIFICATE OF DISCLOSURE. If within sixty days, any person becomes an officer, director, trustee or person controlling or holding over 10% of the issued and outstanding shares or 10% of any other proprietary, beneficial, or membership interest in the corporation and the person was not included in this disclosure, the corporation must file an AMENDED certificate signed by at least one duly authorized officer of the corporation.

FOREIGN CORPORATIONS: MUST BE SIGNED BY AT LEAST ONE DULY AUTHORIZED OFFICER OF THE CORPORATION.

CF: 0022 - Business Corporations

Rev: 04/04

DO NOT PUBLISH THIS SECTION

AZ CORPORATION COMMISSION
FILED

APR 25 2005

FILE NO	-1196976-8
NO $ 995660

ARTICLES OF INCORPORATION

OF

(An Arizona Business Corporation)

ARTICLE I

The corporate name must contain a corporate ending which may be “corporation,” “association,” “company,” “limited,” “incorporated” or an abbreviation of any of these words. If you are the holder or assignee of a tradename or trade mark, attach Declartion of Tradename Holder form.

1.               Name. The name of the Corporation is Arizons Radiation Therapy Management Services, Inc.

ARTICLE 2

The name cannot imply that the corporation is organized for any purpose other than the initial business indicated in this article.

2.               Initial Business.

The Corporation initially intends in conduct the business of providing management services in connection with the provision of radiation therapy services; and any other act or activity for which corporations may be organized under applicable law.

ARTICLE 3

The total number of authorized shares cannot be “Zero” or “Not Applicable.”

3.               Authorized Capital.

The Corporation shall have authority to issue one hundred (100) shares of Common Stock.

ARTICLE 4

May be in care of the statutory agent.

4.               Known Place of Business. (In Arizona)

The street address of the known place of business of the Corporation is:

7337 East Thomas Road, Scottsdale, Arizona 85251

ARTICLE 5 The agent must provide both a physical and mailing address. If statutory agent has a P.O. Box, then they must also provide a physical description of their street address/location. The agent must sign the Articles or provide a consent to acceptance of the appointment.

5.               Statutory Agent. (In Arizona)

The name and address of the statutory agent of the Corporation is:

ST Service Co.

4250 North Drinkwater Boulevard, 4th Floor

Scottsdale, AZ 85251-3647

AZ CORPORATION COMMISSION
FILED
APR 20 2005
FILE NO. 11969768

A minimum of 1 director is required.

6.               Board of Directors

The initial board of directors shall consist of four (4) director(s). The name(s) and address(es) of the person(s) who is(are) to serve as the director(s) until the first annual meeting of shareholders or until his(her)(their) successor(s) is(are) elected and qualifies is(are):

Name:	Dr. Daniel Dosoretz	Dr. Michael Katin

Address:	2234 Colonial Boulevard	2234 Colonial Boulevard

City, State, Zip:	Fort Myers, FL 33907	Fort Myers, FL 33907

Name:	Dr. James Rubenstein	Dr. Howard Sheridan

Address:	2234 Colonial Boulevard	2234 Colonial Boulevard

City, State, Zip:	Fort Myers, FL 33907	Fort Myers, FL 33907

The number of persons to serve on the board of directors thereafter shall be fixed by the Bylaws.

ARTICLE 7

A minimum of 1 incorporator is required. All incorporators must sign both the Articles of Incorporation and the Certificate of Disclosure.

7.               Incorporators.

The name(s) and address(es) of the incorporator(s) is (are):

Name:	Darren Kelly

Address:	111 Great Neck Road

City, State, Zip:	Great Neck, NY 11021

All powers, duties and responsibilities of the incorporators shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission.

8.               Indemnification of Officers, Directors, Employees and Agents.

The Corporation shall indemnify any person who incurs expenses or liabilities by reason of the fact he or she is or was an officer, director, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise. This indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.

9.               Limitation of Liability.

To the fullest extent permitted by the Arizona Revised Statutes, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for any action taken or any failure to take any action as a director. No repeal, amendment or modification of this article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the Corporation occurring prior to such repeal, amendment or modification.

EXECUTED this 15th day of April, 2005 by all of the incorporators.

Signed:	Darren Kelly

Darren Kelly
	[Print Name Here]	[Print Name Here]

Phone and fax numbers are optional

PHONE	(516) 393-2206	FAX	(516) 466-5964

The agent must consent to the appointment by executing the consent.

Acceptance of Appointment By Statutory Agent

The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation effective this 25th day of April, 2005.

Signed By:	Kathy Clark

Kathy Clark, Assistant Secretary
[Print Name Here]

ST SERVICE CO.
[If signing on behalf of a company serving as
statutory agent, print company name here]

The Articles must be accompanied by a Certificate of Disclosure, executed within 30 days of delivery to the Commission, by all incorporators.